EXECUTION VERSION

THE BANK OF NEW YORK MELLON

AS COLLATERAL AGENT
AND
THE COMPANIES LISTED IN SCHEDULE 1
AS PLEDGORS

CONIRMATION AGREEMENT

CONTENTS
CLAUSE	PAGE

1.	DEFINITIONS AND INTERPRETATION 3

2.	CONFIRMATION 4

3.	COST 5

4.	PARTIAL INVALIDITY 5

5.	LAW AND JURISDICTION 5

SCHEDULE 1 THE PLEDGORS	6

SCHEDULE 2 PLEDGE AGREEMENTS	8

THIS CONFIRMATION AGREEMENT is made on ________________
BETWEEN:

(1)
THE BANK OF NEW YORK MELLON, acting for itself and as collateral agent as appointed under the First Lien Intercreditor Agreement (as defined below) for the benefit of the Secured Parties (as defined below), together with its successors and permitted assigns in such capacity (the "Collateral Agent"); and

(2)	The pledgors listed in schedule 1 (the "Pledgors").
WHEREAS:

(A)
Pursuant to a credit agreement (the "Credit Agreement") dated 5 November 2009 and entered into between Reynolds Group Holdings Inc., Reynolds Consumer Products Holdings LLC (formerly Reynolds Consumer Products Holdings Inc.), SIG Euro Holding AG & Co. KGaA, Closure Systems International Holdings Inc., Closure Systems International B.V., Pactiv LLC (formerly Pactiv Corporation) and SIG Austria Holding GmbH as borrowers, Reynolds Group Holdings Limited, the lenders from time to time party thereto and Credit Suisse AG, as administrative agent, as amended and/or amended and restated by amendment agreements dated 21 January 2010, 4 May 2010, 30 September 2010, 9 February 2011, 11 March 2011, 9 August 2011, 28 September 2012, 27 November 2013, 27 December 2013, 25 February 2015, 5 August 2016 and 4 October 2016 and as further amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or modified from time to time, certain loan facilities (the "Facilities") were made available to the Borrowers (as defined below).

(B)
On 5 November 2009, the Collateral Agent, Credit Suisse AG as administrative agent under the Credit Agreement, and the Loan Parties (as defined below) as at that date and certain other parties, entered into an intercreditor agreement (the "First Lien Intercreditor Agreement") amended by an amendment dated 21 January 2010 and as further amended, novated, supplemented, restated or modified from time to time.

(C)
Pursuant to a merger effective as of 21 December 2010, Beverage Packaging Holdings (Luxembourg) III S.à r.l. has absorbed Reynolds Consumer Products (Luxembourg) S.à r.l. and Closure Systems International (Luxembourg) S.à r.l.

(D)
Pursuant to an indenture (the "February 2011 Senior Secured Notes Indenture") dated 1 February 2011 and entered into between the February 2011 Issuers (as defined below), the Senior Secured Note Guarantors (as defined therein), The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited as additional collateral agent, as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or modified from time to time, certain notes were issued by the February 2011 Issuers.

(E)
Pursuant to an indenture (the "September 2012 Senior Secured Notes Indenture") dated 28 September 2012 and entered into between the September 2012 Issuers (as defined below), the Senior Secured Note Guarantors (as defined therein), The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent, together with certain other parties, as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or modified from time to time, certain notes were issued by the September 2012 Issuers (the "September 2012 Senior Secured Notes").

(F)
Pursuant to an indenture (the "June 2016 Senior Secured Notes Indenture") dated 27 June 2016 and entered into between the June 2016 Issuers  (as defined below), the Senior Secured Note Guarantors (as defined therein), The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent, together with certain other parties, as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or modified from time to time, the following notes were issued by the June 2016 Issuers: USD 1,350,000,000 aggregate principal amount of their 5.125% senior secured fixed rate notes due 2023 (the "June 2016 Senior Secured Fixed Rate Notes") and USD 750,000,000 aggregate principal amount of their senior secured floating rate notes due 2021 (the "June 2016 Senior Secured Floating Rate Notes", together with the June 2016 Senior Secured Fixed Rate Notes, the ("June 2016 Senior Secured Notes").

(G)
Pursuant to a supplemental indenture to the June 2016 Senior Secured Notes Indenture (the "August 2016 Senior Secured Notes Supplemental Indenture") dated August 1, 2016 and entered into between the June 2016 Issuers, the Senior Secured Note Guarantors (as defined therein), The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent, together with certain other parties, as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or modified from time to time, the following notes were issued by the June 2016 Issuers: USD 250,000,000 aggregate principal amount of their 5.125% senior secured fixed rate notes due 2023 (the "August 2016 Senior Secured Notes").

(H)
On or about the date of this agreement, Reynolds Group Holdings Inc., Reynolds Consumer Products Holdings LLC, Closure Systems International Holdings LLC, Closure Systems International B.V., Pactiv LLC, Beverage Packaging Holdings (Luxembourg) III S.à r.l., Evergreen Packaging Inc., Reynolds Consumer Products LLC, Closure Systems International Inc. and Graham Packaging Company Inc. as borrowers, Reynolds Group Holdings Limited, the lenders from time to time party thereto and Credit Suisse AG, as administrative agent, together with certain other parties entered into an incremental assumption agreement (the "Incremental Assumption Agreement") relating to the Credit Agreement.

(I)
On or about the date hereof, Reynolds Group Holdings Limited and the borrowers, issuers and grantors party thereto (including the Pledgors), Credit Suisse AG, as administrative agent, The Bank of New York Mellon, as trustee and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent, have entered into a reaffirmation agreement (the "Reaffirmation Agreement") pursuant to which, among other things, (i) each Security Reaffirming Party (as defined therein) reaffirmed the Security Documents (as defined therein) to which they are a party, (ii) each Reaffirming Party (as defined therein) confirmed and reaffirmed its respective guarantee of the obligations as provided in the Credit Agreement and (iii) each Security Reaffirming Party (as defined therein) confirmed and reaffirmed that its respective security specified therein extends to the Credit Agreement.

(J)
As a condition precedent to the Effective Date (as defined in the Incremental Assumption Agreement), the Pledgors have agreed to confirm the security interest granted under each of the pledge agreements (as listed in schedule 2 hereto, the "Pledge Agreements").

THE PARTIES AGREE AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1	Terms defined in the First Lien Intercreditor Agreement and/or the Pledge Agreements shall bear the same meaning herein, unless expressly provided to the contrary.

1.2	In this Agreement:
"Borrowers" shall mean the "Borrowers" under, and as defined in, the Credit Agreement from time to time.
"February 2011 Issuers" shall mean the "Issuers" under and as defined in the February 2011 Senior Secured Notes Indenture, including their successors in interest.
"June 2016 Issuers" shall mean the "Issuers" under and as defined in the June 2016 Senior Secured Notes Indenture, including their successors in interest.
"Loan Documents" shall mean the "Credit Documents" under, and as defined in, the First Lien Intercreditor Agreement and any other document designated by the Loan Parties’ Agent and the Collateral Agent as a Loan Document.
"Loan Parties" shall mean the "Grantors" under, and as defined in, the First Lien Intercreditor Agreement.
"Released Pledged Claims" means the Pledged Claims owed by the SIG Debtors to the pledgors under the BPH I Receivables Pledge Agreement and the BPH III Receivables Pledge Agreement.
"Secured Obligations" shall mean the "Secured Obligations" under, and as defined in, each of the Pledge Agreements.
"Secured Parties" shall mean the "Secured Parties" under, and as defined in, the First Lien Intercreditor Agreement.
"September 2012 Issuers" shall mean the "Issuers" under and as defined in the September 2012 Senior Secured Notes Indenture, including their successors in interest.
"SIG Debtors" means SIG Combibloc Holding GmbH, SIG Austria Holding GmbH and SIG Euro Holding AG & Co. KGaA.
"SIG Luxembourg Release Agreement" means the release agreement dated 9 March 2015 between BPH I and BPH III, as pledgors, the SIG Debtors, as debtors, and The Bank of New York Mellon, as collateral agent, in relation to the release of the pledges in respect of the Released Pledged Claims granted pursuant to the BPH I Receivables Pledge Agreement and the BPH III Receivables Pledge Agreement.

1.3
This Confirmation Agreement may be executed in any number of counterparts and by way of facsimile or other electronic exchange of executed signature pages, all of which together shall constitute one and the same Confirmation Agreement.

1.4
The Parties agree that this Confirmation Agreement shall be deemed a "Security Document" for the purposes of and as defined in the First Lien Intercreditor Agreement (and for no other purpose) and that, accordingly, all rights , duties, privileges, protections and benefits of the Collateral Agent set forth in the First Lien Intercreditor Agreement are hereby incorporated by reference.

2.	CONFIRMATION
Each Pledgor hereby, for the benefit of the Collateral Agent acting for itself and as collateral agent as appointed under the First Lien Intercreditor Agreement for the benefit of the Secured Parties, expressly (a) confirms its respective pledges and grants of security interests in the Pledge Agreements to which it is a party and (b) agrees and confirms that the Pledge Agreements and each of the security interests created thereunder shall (i) remain in full force and effect in accordance with their terms subject to any applicable Legal Reservations, (ii) continue to secure the Secured Obligations as they shall be in existence following the effectiveness of the Incremental Assumption Agreement and (iii) extend, subject to the limitations (if any) contained in the relevant Pledge Agreements, to the obligations assumed by any Loan Party under or in connection with the Incremental Assumption Agreement and the Credit Agreement, without any further actions.

3.	COST
All the Collateral Agent's costs and expenses shall be reimbursed in accordance with the provisions of Section 9.05 of the Credit Agreement, as amended and restated from time to time.

4.	PARTIAL INVALIDITY
If any provision of this Agreement is declared by any judicial or other competent authority to be void or otherwise unenforceable, that provision shall be severed from this Agreement and the remaining provisions of this Agreement shall remain in full force and effect. The Agreement shall, however, thereafter be amended by the parties in such reasonable manner so as to achieve, without illegality, the intention of the parties with respect to that severed provision.

5.	LAW AND JURISDICTION
This Agreement shall be governed by Luxembourg law and the courts of Luxembourg-City shall have exclusive jurisdiction to settle any dispute which may arise from or in connection with it.
This Agreement has been duly executed by the parties in eleven copies.

SCHEDULE 1
THE PLEDGORS

1.	REYNOLDS GROUP HOLDINGS LIMITED, a company incorporated in New Zealand with registration number 1812226 ("Parent");

2.
BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) I S.A., a société anonyme incorporated under Luxembourg law with registered office at 6C, rue Gabriel Lippmann, L-5365 Munsbach, Grand-Duchy of Luxembourg registered with the Luxembourg register of commerce and companies under the number B128.592 ("BPH I");

3.
BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) II S.A., a société anonyme incorporated under Luxembourg law with registered office at 6C, rue Gabriel Lippmann, L-5365 Munsbach, Grand-Duchy of Luxembourg registered with the Luxembourg register of commerce and companies under the number B128.914 ("BPH II");

4.
REYNOLDS GROUP ISSUER (LUXEMBOURG) S.A., a société anonyme incorporated under Luxembourg law with registered office at 6C, rue Gabriel Lippmann, L-5365 Munsbach, Grand-Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies under number B148.957 ("Lux Issuer");

5.
BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) III S.À R.L., a société à responsabilité limitée incorporated under Luxembourg law with registered office at 6C, rue Gabriel Lippmann L-5365 Munsbach, Grand Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies under the number B128.135 and having a share capital of EUR 546.627.594 ("BPH III");

6.
GRAHAM PACKAGING COMPANY, L.P., a limited partnership organized under the laws of the State of Delaware, having its registered office at c/- The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801 USA, registered under number 2436955 ("Graham LP");

7.
BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) IV S.À R.L., a société à responsabilité limitée incorporated under Luxembourg law with registered office at 6C, rue Gabriel Lippmann, L-5365 Munsbach, Grand-Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies under the number B165.957 and having a share capital of USD 20,000.- ("BPH IV");

8.
BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) V S.A., a public limited liability company (société anonyme) with registered office at 6C rue Gabriel Lippmann, L-5365 Munsbach, Grand-Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies under number B 173.603 ("BPH V");

9.
BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) VI S.À R.L., a société à responsabilité limitée with registered office at 6C rue Gabriel Lippmann, L-5365 Munsbach, Grand-Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies under number B 173.602 and with a share capital of EUR 55,012,500 ("BPH VI"); and

10.
EVERGREEN PACKAGING (LUXEMBOURG) S.À R.L., a société à responsabilité limitée incorporated under Luxembourg law with registered office at 6C, rue Gabriel Lippmann, L - 5365 Munsbach, Grand-Duchy of Luxembourg, registered with the register of commerce and companies of Luxembourg under number B152.662 and having a share capital of EUR 12,500.- ("Evergreen").

SCHEDULE 2
PLEDGE AGREEMENTS

1.
the Luxembourg law share pledge agreement dated 5 November 2009 and entered into between Parent as pledgor and the Collateral Agent, such pledge having been granted over the shares held by Parent in the share capital of BPH I;

2.
the Luxembourg law share pledge agreement dated 5 November 2009 and entered into between BPH I as pledgor and the Collateral Agent, such pledge having been granted over the shares held by BPH I in the share capital of BPH III;

3.
the Luxembourg law share pledge agreement dated 5 November 2009 and entered into between BPH I as pledgor and the Collateral Agent, such pledge having been granted over the shares held by BPH I in the share capital of the Lux Issuer;

4.
the Luxembourg law pledge over receivables agreement dated 5 November 2009 and entered into by the Lux Issuer as pledgor and the Collateral Agent, such pledge having been granted over certain receivables held by the Lux Issuer towards BPH III under proceeds loan agreements;

5.
the Luxembourg law pledge over receivables agreement dated 5 November 2009 and entered into between BPH I as pledgor and the Collateral Agent, such pledge having been granted over certain receivables held by BPH I towards BPH III;

6.
the Luxembourg law profit participating bond pledge agreement dated 5 November 2009 and entered into between BPH I as pledgor and the Collateral Agent, such pledge having been granted over the Bonds (as defined therein) issued by BPH III and held by BPH I (the "Bonds Pledge Agreement");

7.
the Luxembourg law bank accounts pledge agreement dated 5 November 2009 and entered into between BPH I as pledgor and the Collateral Agent, such pledge having been granted over certain bank accounts opened with the Account Bank (as defined therein);

8.
the Luxembourg law bank accounts pledge agreement dated 5 November 2009 and entered into between the Lux Issuer as pledgor and the Collateral Agent, such pledge having been granted over certain bank accounts opened with the Account Bank (as defined therein);

9.
the Luxembourg law pledge over receivables agreement dated 2 December 2009 and entered into between the Parent as pledgor and the Collateral Agent in the presence of BPH I, such pledge having been granted over certain receivables held by the Parent towards BPH I under an intercompany loan agreement;

10.
the Luxembourg law first ranking pledge over receivables agreement dated 5 November 2009 and entered into between BPH II as pledgor and the Collateral Agent, such pledge having been granted over the claims the pledgor owns against BPH I under certain proceeds loans made by BPH II to BPH I;

11.
the Luxembourg law pledge over receivables agreement dated 5 November 2009 and entered into between BPH III as pledgor and the Collateral Agent, such pledge having been granted over certain receivables held by BPH III towards BPH I;

12.
the Luxembourg law bank accounts pledge agreement dated 5 November 2009, as amended on 20 July 2012 and entered into between BPH III as pledgor and the Collateral Agent, such pledge having been granted over certain bank accounts opened with the Account Bank (as defined therein);

13.
the Luxembourg law pledge over receivables agreement dated 23 February 2010 (the "BPH I Receivables Pledge Agreement") and entered into between BPH I as pledgor and the Collateral Agent, such pledge having been granted over certain receivables held by BPH I under certain intercompany loan agreements (excluding any Released Pledged Claims);

14.
the Luxembourg law pledge over receivables agreement dated 4 May 2010 (the "BPH III Receivables Pledge Agreement") and entered into between BPH III as pledgor and the Collateral Agent, such pledge having been granted over certain receivables held by BPH III (excluding any Released Pledged Claims);

15.
the Luxembourg law bank accounts pledge agreement dated 4 May 2010 and entered into between Evergreen as pledgor and the Collateral Agent, such pledge having been granted over certain bank accounts opened in the name of Evergreen with the Account Bank (as such term is defined therein);

16.
the Luxembourg law share pledge agreement dated 20 March 2012 and entered into between Graham LP and the Collateral Agent, such pledge having been granted over 65% of the shares held by Graham LP in the share capital of Graham Packaging European Holdings (Luxembourg) S.à r.l.;

17.
the Luxembourg law governed share pledge agreement dated 20 March 2012 and entered into between BPH III as pledgor, the Collateral Agent and BPH IV, such pledge having been granted over the shares held by BPH III in the share capital of BPH IV.

18.
the Luxembourg law share pledge agreement dated 20 March 2012 and entered into between BPH IV as pledgor, the Collateral Agent and Beverage Packaging Factoring (Luxembourg) S.à r.l. ("BPFL"), such pledge having been granted over the shares held by BPH IV in the share capital of BPFL;

19.
the Luxembourg law bank accounts pledge agreement dated 20 March 2012 and entered into by BPH IV as pledgor and the Collateral Agent, such pledge having been granted over certain cash bank accounts opened in the name of BPH IV with the Account Bank (as such term is defined therein);

20.
the Luxembourg law governed pledge over receivables agreement dated 7 November 2012 and entered into between BPH IV as pledgor and the Collateral Agent, such pledge having been granted in respect of certain receivables owed to BPH IV by BPFL;

21.
the Luxembourg law governed pledge over CPECs agreement dated 7 November 2012 and entered into between BPH III as pledgor and the Collateral Agent, in the presence of BPH IV, such pledge having been granted in respect of the CPECs (as defined therein) issued by BPH IV and held by BPH III (the "PECs Pledge Agreement");

22.
the Luxembourg law governed share pledge agreement dated 20 December 2012 and entered into between BPH I as pledgor, the Collateral Agent and BPH V, such pledge having been granted over the shares held by BPH I in the share capital of BPH V;

23.
the Luxembourg law governed account pledge agreement dated 20 December 2012 and entered into by BPH V as pledgor and the Collateral Agent, such pledge having been granted over certain cash bank accounts opened in the name of BPH V with the Account Bank (as defined therein);

24.
the Luxembourg law governed share pledge agreement dated 14 June 2013 and entered into between BPH III as pledgor, the Collateral Agent and BPH VI, such pledge having been granted over the shares held by BPH III in the share capital of BPH VI;

25.
the Luxembourg law governed account pledge agreement dated 14 June 2013 and entered into by BPH VI as pledgor and the Collateral Agent, such pledge having been granted over certain cash bank accounts opened in the name of BPH VI with the Account Bank (as defined therein);

26.
the Luxembourg law governed share pledge agreement dated 10 December 2013 and entered into between the Parent as pledgor, the Collateral Agent and BPH II, such pledge having been granted over the shares held by the Parent in the share capital of BPH II;

27.
the Luxembourg law governed account pledge agreement dated 10 December 2013 and entered into by BPH II as pledgor and the Collateral Agent, such pledge having been granted over certain cash bank accounts opened in the name of BPHL II with the Account Bank (as defined therein); and

28.
the Luxembourg law governed share pledge agreement dated 28 August 2014 and entered into between BPH III as pledgor, the Collateral Agent and Evergreen, such pledge having been granted over the shares held by BPH III in the share capital of Evergreen.

The Collateral Agent
THE BANK OF NEW YORK MELLON
Duly represented by:

__________________________
Name:
Title:
The Pledgors
REYNOLDS GROUP HOLDINGS LIMITED (formerly known as Rank Group Holdings Limited)
Duly represented by:

/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding     Witness:
Title: Authorised Signatory Occupation:
Address:

REYNOLDS GROUP ISSUER (LUXEMBOURG) S.A.
Duly represented by:
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Authorised Signatory

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) I S.A.
Duly represented by:
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Authorised Signatory

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) II S.A.
Duly represented by:
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Authorised Signatory

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) III S.À R.L.
Duly represented by:
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Authorised Signatory

GRAHAM PACKAGING COMPANY, L.P.
BY: GPC OPCO GP LLC, its General Partner
Duly represented by:
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary and Vice President

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) IV S.À R.L.
Duly represented by:
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Authorised Signatory

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) V S.A.
Duly represented by:
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Authorised Signatory

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) VI S.À R.L.
Duly represented by:
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Authorised Signatory

EVERGREEN PACKAGING (LUXEMBOURG) S.À R.L.
Duly represented by:
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Authorised Signatory